     EXHIBIT 2

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $.001, of Trump Entertainment Resorts, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of January 17, 2006.

MORGAN STANLEY

By:	/s/ Dennine Bullard

	Name:	Dennine Bullard
	Title:	Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Dennine Bullard

	Name:	Dennine Bullard
	Title:	Authorized Signatory

MORGAN STANLEY DW INC.

By:	/s/ Ron Carman

	Name:	Ron Carman
	Title:	Authorized Signatory